Independent Registered Public Accounting Firm’s Consent

The Board of Directors and Stockholders
Lighting Science Group Corporation
Dallas, Texas

We consent to the use and inclusion in this Form SB-2/A (Pre-effective Amendment No. 2) Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated March 19, 2007 on our audit of the consolidated financial statements of Lighting Science Group Corporation and Subsidiaries at December 31, 2006 and for the years ended December 31, 2006 and 2005.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement and Prospectus.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants
Dallas, Texas
June 21, 2007